UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2017

Commission file number 000-23446

SUGARMADE, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3008888
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

167 N. Sunset Ave., City of Industry, CA	91744
(Address of principal executive offices)	(Zip Code)

(888) 982-1628
(Registrant's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Sugarmade Inc., a Delaware corporation (the “Company”) makes the following disclosures pursuant to Regulation FD. The Company is making this Regulation FD Disclosure as it believes the below is a material event pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934. Members of the Company’s management team will likely be presenting and/or discussing various aspects of the below outlined agreement with shareholders, investors and other parties.

On November 13, 2017, the Company signed a Letter of Intent (the “LOI”) to enter into a Definitive Master Marketing Agreement (the “Agreement”) with BizRight, LLC (“BizRight”), of City of Industry, California. Under the terms of LOI and the proposed Agreement, upon the effective date of the Agreement, Sugarmade will begin recognizing all revenues for the iPower and all sub-branded products marketed by BizRight. BizRight has been growing rapidly in the legal cannabis and hydroponic supply sectors for several years. During 2017, it is expected to produce at least $30 million in revenues and to be profitable. Growth for 2018 to over $40 million in revenue is expected. As compensation for the Agreement, Sugarmade will pay the owners of BizRight a combination of cash and common shares in Sugarmade. These amounts will be outlined in the Agreement, should such an agreement be reached.

BizRight is a leading provider of hydroponic and agricultural supplies selling a wide range of hydroponics supplies including HPS grow lights, electronic ballasts, HPS bulbs, nutrient Mixes, environmental control products, pH measurement and calibration solutions and many more hydroponic products.

While the board of directors and the management team of Sugarmade believe there is strong likelihood of closing the Master Marketing Agreement and the required financing, there can be no assurance that any transaction will ultimately be completed.

FORWARD-LOOKING STATEMENTS: This release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others such as, but not limited to economic conditions, changes in the laws or regulations, demand for products and services of the company, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward looking statements.

Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUGARMADE, INC.

Date: November 15, 2017	By:	/s/ Jimmy Chan
Name: Jimmy Chan
Title: Chief Executive Officer

-2-